FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD SALES, EARNINGS AND CASH FLOW FROM
OPERATIONS FOR FISCAL 2009

•	Full-year revenue from continuing operations increased $277 million, or 16 percent, to a record $2 billion

•	Adjusted income from continuing operations for the full year increased 13 percent to $175 million, or $1.87 per share

•	GAAP income from continuing operations for the full year increased 1 percent to $141 million, or $1.51 per share

•	Record cash flow from operations was $157 million in the fourth quarter and $258 million for the full year

•	Management expects full-year fiscal 2010 earnings from continuing operations to be in a range of $2.00 to $2.12 per share, an increase of 7% to 13% compared to adjusted fiscal 2009 EPS

ALLEGAN, Mich. – August 18, 2009 – Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its fourth quarter and full year ended June 27, 2009.

Perrigo’s Chairman and CEO Joseph C. Papa commented, “Our sales topped $2 billion for the first time in our history. For the third straight year, we delivered year-over-year record sales and for the second straight year, we translated our top line growth to record earnings and cash flow from operations. In the fourth quarter alone we generated $157 million in operating cash flow. Our team is executing well — growing market share, managing our supply chain, improving customer service levels, investing in quality and delivering strong returns. By bringing innovative new products to market today and continuing to invest in research and development for future launches, we continue to make quality healthcare more affordable at a time when consumers need to save money more than ever.”

Papa continued, “We are also very pleased to announce the next phase in the evolution of our API business. In an effort to strengthen our position in an important  and strategic segment of our business, on August 6, 2009, we acquired an 85% stake in a state-of-the-art API manufacturing facility outside of Mumbai, India for $12 million. By the middle of fiscal 2011, we expect this new facility to be on-line and to begin production of certain API products manufactured today in Germany and Israel. We also expect this facility to manufacture certain specialty APIs, as well as allow for the vertical integration of Rx and future candidate Rx-to-OTC switch products. This transition to India will enable us to leverage the capacity created in Israel for other specialty API products. We are also exiting our German manufacturing facility by the first quarter of 2011. This transformation will position Perrigo to be more competitive in the medium and long-term and allow for further growth opportunities.”

In connection with the closure of the German facility (which was part of the 2005 Agis acquisition), the Company incurred restructuring charges of approximately $15 million. Refer to Table II at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company’s reported results are summarized in the attached Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows. As part of management’s strategic review of its portfolio of businesses, in March 2009, the Company committed to a plan to sell its Israel Consumer Products business. The results of this business are reflected in the consolidated financial statements as discontinued operations for all periods presented.

Perrigo Company
(from continuing operations, in thousands, except per share amounts)
(see the attached table II for reconciliation to GAAP numbers)

	Fourth Quarter		Fiscal Year
	2009	2008	2009	2008
Net Sales	$508,209	$474,282	$2,006,862	$1,729,921
Reported Income	$32,280	$32,160	$141,098	$140,197
Adjusted Income	$46,927	$42,151	$174,637	$154,485
Reported Diluted EPS	$0.35	$0.34	$1.51	$1.47
Adjusted Diluted EPS	$0.50	$0.44	$1.87	$1.62
Diluted Shares	93,290	95,076	93,629	95,210

Fourth Quarter Results

Net sales from continuing operations for the fourth quarter of fiscal 2009 were $508 million, an increase of 7%. Reported income from continuing operations was $32 million, or $0.35 per share, relatively flat compared with $32 million, or $0.34 per share, a year ago. Excluding charges as outlined in Table II at the end of this release, fourth quarter fiscal 2009 adjusted income from continuing operations was $47 million, or $0.50 per share.

Fiscal Year Results

Net sales from continuing operations for fiscal 2009 were $2,007 million, an increase of 16% over fiscal 2008. The year-over-year increase was driven by $214 million of incremental consolidated new product sales.  Adjusted operating income of $267 million was an increase of 24% over fiscal 2008, and adjusted consolidated operating margin improved 80 basis points to 13.3%. Reported income from continuing operations was $141 million, relatively unchanged from fiscal 2008, while adjusted income from continuing operations of $175 million was a 13% increase from fiscal 2008.

Consumer Healthcare

           Consumer Healthcare segment net sales in the fourth quarter were $407 million compared with $375 million in the fourth quarter last year, an increase of $32 million or 9%. The increase resulted from approximately $33 million of sales from the acquisitions of JB Labs, Unico, Diba and Brunel, and $28 million from incremental sales of new and existing products. These increases were partially offset by the impact of unfavorable changes in foreign currency exchange rates of $15 million and $14 million from divestitures and discontinued products, respectively. Reported operating income was $56 million, compared with $52 million a year ago, largely driven by increased sales and the absence of a $3 million charge to cost of sales related to the step-up in value of inventory acquired in the Galpharm acquisition and $2 million related to restructuring in the U.K. On an adjusted basis, operating income was relatively consistent with last year at $56 million compared to $57 million in fiscal 2008. Adjusted operating margin decreased 140 basis points year-over-year for the quarter due to lower gross margins and increased R&D spending.

For the full year of fiscal 2009, Consumer Healthcare net sales increased 23% or $303 million compared to fiscal 2008. The increase resulted from a combination of sales of new and existing products of approximately $233 million. The increase was also driven by $140 million of sales from the acquisitions of JB Labs, Unico, Galpharm, Brunel and Diba. These combined increases were partially offset by the impact of unfavorable changes in foreign currency exchange rates of $37 million and the absence of the U.K.’s vitamins, minerals and supplements business’s sales of $35 million. Reported operating income was $234 million, compared with $173 million a year ago, largely driven by increased sales. On an adjusted basis, operating income was $239 million compared to $181 million in fiscal 2008. Adjusted operating margin increased 110 basis points year-over-year due to improved product mix and cost management.

On July 13, 2009, the Company announced that it had received approval from the U.S. Food and Drug Administration (FDA) to market over-the-counter (OTC) coated nicotine polacrilex lozenge USP, 2 mg and 4 mg in cherry and cinnamon flavors.

Rx Pharmaceuticals

The Rx Pharmaceutical segment fourth quarter net sales were $49 million compared with $38 million a year ago, an increase of 27%. The increase in sales was driven by increased volume on existing products, strong base business performance and strategic pricing initiatives. Adjusted operating income was $12 million an increase of $8 million from last year due to strong gross margins and strong cost management.

For the full year of fiscal 2009, net sales for the Rx Pharmaceutical segment increased 2% from fiscal 2008 to $164 million. The increase was due primarily to new product sales of approximately $17 million, along with an increase in sales volumes on the Company’s existing portfolio of products of approximately $9 million. The increases were partially offset by the absence of the fiscal 2008 receipt of a one-time cash payment of $9 million from a customer in lieu of expected future minimum royalty payments, as well as a reduction in non-product revenue of $6 million and pricing pressures due to continued competition in the marketplace for generic drugs.

API

The API segment reported fourth quarter net sales of $39 million compared with $38 million a year ago. The increase was due primarily to improved product mix and was partially offset by $3 million in unfavorable changes in foreign currency exchange rates. Adjusted operating income increased $5 million or 146% due to improved sales mix, operational efficiencies and cost management.

For the full year of fiscal 2009, net sales decreased 9% compared to fiscal 2008. This decrease was due primarily to a decline of approximately $9 million in sales of existing products, the absence of a one-time $5 million accrual reversal and approximately $4 million resulting from unfavorable changes in foreign currency exchange rates. This decrease was partially offset by new product sales of approximately $5 million.  Adjusted operating income was $15 million down from $20 million.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported fourth quarter net sales of $13 million, compared with $23 million a year ago. The decrease was due to the change whereby the Company is now a distributor to a customer rather than a supplier to that customer and also by unfavorable changes in foreign currency exchange rates. Operating income was $2 million, up from $800 thousand last year. The increase in operating income was due primarily to effective cost management and favorable currency exchange rates.

For the full year of fiscal 2009, net sales decreased $15 million or 18%, compared to fiscal 2008. The decrease was driven primarily by a $12 million impact related to the change in a customer contract relationship mentioned above. In addition, sales decreased by approximately $3 million due to changes in the sales mix of products.

Guidance

Chairman and CEO Joseph C. Papa concluded, “In challenging economic times, Perrigo is uniquely positioned to continue to save consumers nearly a billion dollars annually on their healthcare spend while adding value for our customers and shareholders. We expect fiscal 2010 earnings from continuing operations to be between $2.00 and $2.12 per share, which implies a year-over-year growth rate of earnings from continuing operations of 7% to 13% over adjusted fiscal 2009 EPS. Perrigo is the right company in the right place at the right time.”

Perrigo will host a conference call to discuss fiscal 2009 fourth quarter and full year results at 10:00 a.m. (ET) on Tuesday, August 18. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 20224149. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Tuesday, August 18, until midnight Tuesday, August 25, 2009. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 20224149.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and pharmaceutical and medical diagnostic products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

            Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 27, 2009, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Communication
(269) 686-1709
    E-mail: ajshannon@perrigo.com

Daniel B. Willard, Manager, Investor Relations and Communication
(269) 686-1597
    E-mail: dbwillard@perrigo.com

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Fiscal Year
	2009	2008	2007

Net sales	$2,006,862	$1,729,921	$1,368,351
Cost of sales	1,410,865	1,212,193	1,001,167
Gross profit	595,997	517,728	367,184

Operating expenses
Distribution	24,203	25,152	23,478
Research and development	77,922	72,191	66,480
Selling and administration	231,639	220,429	170,124
Subtotal	333,764	317,772	260,082
Write-off of in-process
research and development	279	2,786	8,252
Restructuring	14,647	2,312	879
Total	348,690	322,870	269,213

Operating income	247,307	194,858	97,971
Interest, net	27,154	17,415	16,110
Other expense (income), net	1,269	(503)	(5,271)
Investment impairment	15,104	-	-

Income from continuing operations before
income taxes	203,780	177,946	87,132
Income tax expense	62,682	37,749	14,298
Income from continuing operations	141,098	140,197	72,834
Income (loss) from discontinued operations,
net of tax	2,951	(4,424)	963
Net income	$144,049	$135,773	$73,797

Earnings (loss) per share (1)
Basic
Continuing operations	$1.53	$1.51	$0.79
Discontinued operations	0.03	(0.05)	0.01
Basic earnings per share	$1.56	$1.46	$0.80
Diluted
Continuing operations	$1.51	$1.47	$0.78
Discontinued operations	0.03	(0.05)	0.01
Diluted earnings per share	$1.54	$1.43	$0.79

Weighted average shares outstanding
Basic	92,183	93,124	92,230
Diluted	93,629	95,210	93,807

Dividends declared per share	$0.215	$0.195	$0.178

(1) The sum of individual per share amounts may not equal due to rounding.

PERRIGO COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 27,	June 28,
Assets	2009	2008
Current assets
Cash and cash equivalents	$316,133	$318,599
Investment securities	3	560
Accounts receivable, net	325,810	317,875
Inventories	384,794	374,782
Current deferred income taxes	41,941	42,241
Income taxes refundable	8,926	10,215
Prepaid expenses and other current assets	23,658	36,951
Current assets of discontinued operations	51,699	58,968
Total current assets	1,152,964	1,160,191

Property and equipment
Land	22,876	22,275
Buildings	262,990	254,030
Machinery and equipment	478,085	443,288
	763,951	719,593
Less accumulated depreciation	(409,634)	(381,053)
	354,317	338,540

Restricted cash	400,000	400,000
Goodwill and other indefinite-lived intangible assets	268,819	287,112
Other intangible assets, net	214,207	220,724
Non-current deferred income taxes	74,438	73,726
Other non-current assets	49,756	63,914
Non-current assets of discontinued operations	21,854	34,202
	$2,536,355	$2,578,409

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$271,537	$235,922
Payroll and related taxes	54,196	70,977
Accrued customer programs	54,461	53,419
Accrued liabilities	61,704	55,055
Accrued income taxes	3,334	3,317
Current deferred income taxes	18,528	24,493
Current portion of long-term debt	17,181	20,095
Current liabilities of discontinued operations	19,620	25,716
Total current liabilities	500,561	488,994

Non-current liabilities
Long-term debt, less current portion	875,000	895,095
Non-current deferred income taxes	139,916	138,158
Other non-current liabilities	87,024	106,453
Non-current liabilities of discontinued operations	11,933	15,994
Total non-current liabilities	1,113,873	1,155,700

Shareholders' Equity
Preferred stock, without par value, 10,000 shares authorized	-	-
Common stock, without par value, 200,000 shares authorized	452,243	488,537
Accumulated other comprehensive income	50,592	155,184
Retained earnings	419,086	289,994
Total shareholders' equity	921,921	933,715
	$2,536,355	$2,578,409

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$11,394	$7,511
Working capital	$620,324	$637,945
Preferred stock, shares issued and outstanding	-	-
Common stock, shares issued and outstanding	92,209	93,311

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
(in thousands)

			Accumulated
	Common Stock		Other
	Issued		Comprehensive	Comprehensive	Retained
	Shares	Amount	Income (loss)	Income (loss)	Earnings
Balance at July 1, 2006	92,922	$516,098	$3,593	$77,170	$121,053

Net income	-	-	-	73,797	73,797
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $606 tax	-	-	(1,126)	(1,126)
Foreign currency translation adjustments	-	-	53,074	53,074	-
Change in fair value of investment securities			(1,415)	(1,415)	-
Adjustment from adoption of SFAS 158, net of $1,373 tax	-	-	2,550	-	-
Issuance of common stock under:
Stock options	1,496	15,362	-	-	-
Restricted stock plan	338	-	-	-	-
Compensation for stock options	-	3,793	-	-	-
Compensation for restricted stock	-	5,160	-	-	-
Cash dividends, $0.178 per share	-	-	-	-	(16,476)
Tax effect from stock transactions	-	1,470	-	-	-
Purchases and retirements of common stock	(1,361)	(22,464)	-	-	-
Balance at June 30, 2007	93,395	519,419	56,676	124,330	178,374

Net income	-	-	-	135,773	135,773
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $1,852 tax	-	-	(3,440)	(3,440)	-
Foreign currency translation adjustments	-	-	105,826	105,826	-
Change in fair value of investment securities			(3,453)	(3,453)	-
Post-retirement liability adjustments, net of $229 tax	-	-	(425)	(425)	-
Adjustment to adopt FIN 48	-	-	-	-	(5,934)
Issuance of common stock under:
Stock options	2,393	32,210	-	-	-
Restricted stock plan	19	-	-	-	-
Compensation for stock options	-	2,730	-	-	-
Compensation for restricted stock	-	5,739	-	-	-
Cash dividends, $0.195 per share	-	-	-	-	(18,219)
Tax effect from stock transactions	-	6,603	-	-	-
Purchases and retirements of common stock	(2,496)	(78,164)	-	-	-
Balance at June 28, 2008	93,311	488,537	155,184	234,281	289,994

Net income	-	-	-	144,049	144,049
Accumulated other comprehensive income (loss):
Change in fair value of derivative financial
instruments, net of $162 tax	-	-	300	300	-
Foreign currency translation adjustments	-	-	(103,450)	(103,450)	-
Change in fair value of investment securities			3,956	3,956	-
Adjustment to adopt FSP FAS 115-2	-	-	(5,000)	(5,000)	5,000
Post-retirement liability adjustments, net of $214 tax	-	-	(398)	(398)	-
Issuance of common stock under:
Stock options	720	10,062	-	-	-
Restricted stock plan	14	-	-	-	-
Compensation for stock options	-	3,313	-	-	-
Compensation for restricted stock	-	7,040	-	-	-
Cash dividends, $0.215 per share	-	-	-	-	(19,957)
Tax effect from stock transactions	-	5,780	-	-	-
Purchases and retirements of common stock	(1,836)	(62,489)	-	-	-
Balance at June 27, 2009	92,209	$452,243	$50,592	$39,457	$419,086

PERRIGO COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year
	2009	2008	2007
Cash Flows From (For) Operating Activities
Net income	$144,049	$135,773	$73,797
Adjustments to derive cash flows
Write-off of in-process research and development	279	2,786	8,252
Depreciation and amortization	70,142	69,231	58,032
Restructuring and asset impairment	31,351	12,658	2,913
Share-based compensation	10,353	8,469	8,953
Income tax benefit from exercise of stock options	(3,490)	3,992	1,482
Excess tax benefit of stock transactions	(2,290)	(10,595)	(2,952)
Deferred income taxes	(1,422)	(1,542)	(4,335)
Sub-total	248,972	220,772	146,142

Changes in operating assets and liabilities, net of
asset and business acquisitions
Accounts receivable	6,446	(38,742)	(36,812)
Inventories	341	(72,480)	18,786
Income taxes refundable	(1,066)	(6,883)	-
Accounts payable	24,821	67,638	(19,186)
Payroll and related taxes	(20,621)	27,046	(4,956)
Accrued customer programs	1,124	5,450	(1,316)
Accrued liabilities	(13,483)	1,773	1,184
Accrued income taxes	13,201	31,274	18,224
Other	(1,390)	8,467	5,375
Sub-total	9,373	23,543	(18,701)
Net cash from operating activities	258,345	244,315	127,441

Cash Flows (For) From Investing Activities
Purchase of securities	-	(176,298)	(335,016)
Proceeds from sales of securities	-	208,097	312,521
Issuance of note receivable	-	-	(1,000)
Additions to property and equipment	(59,238)	(44,824)	(45,014)
Proceeds from sales of property and equipment	-	-	2,613
Cash acquired in asset exchange	2,115	-	-
Acquisitions of assets	(1,000)	(12,401)	(59,538)
Acquisitions of businesses, net of cash acquired	(88,248)	(83,312)	-
Equity investment	-	(12,500)	-
Net cash for investing activities	(146,371)	(121,238)	(125,434)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(13,736)	(11,776)	(8,295)
Borrowings of long-term debt	-	465,000	130,000
Repayments of long-term debt	(31,380)	(225,801)	(90,000)
Excess tax benefit of stock transactions	2,290	10,595	2,952
Issuance of common stock	10,062	32,210	15,362
Repurchase of common stock	(62,489)	(78,164)	(22,464)
Cash dividends	(19,957)	(18,219)	(16,476)
Net cash (for) from financing activities	(115,210)	173,845	11,079

Effect of exchange rate changes on cash	769	(8,623)	(1,799)
Net increase (decrease) in cash and cash equivalents	(2,467)	288,299	11,287

Cash and cash equivalents of continuing operations, beginning of period	318,599	30,301	19,018
Cash balance of discontinued operations, beginning of period	5	4	-
Cash and cash equivalents, end of period	316,137	318,604	30,305
Less cash balance of discontinued operations, end of period	(4)	(5)	(4)
Cash and cash equivalents of continuing operations, end of period	$316,133	$318,599	$30,301

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$47,066	$37,111	$36,020
Interest received	$24,348	$21,664	$20,079
Income taxes paid	$73,276	$32,718	$12,896
Income taxes refunded	$11,283	$7,693	$11,316

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	Fourth Quarter		Fiscal Year
	2009	2008	2009	2008
Segment Net Sales
Consumer Healthcare	$407,009	$374,645	$1,638,770	$1,336,140
Rx Pharmaceuticals	48,840	38,425	164,163	161,271
API	38,940	38,313	136,002	149,553
Other	13,420	22,899	67,927	82,957
Total	$508,209	$474,282	$2,006,862	$1,729,921

Segment Operating Income (Loss)
Consumer Healthcare	$56,059	$52,105	$233,756	$172,654
Rx Pharmaceuticals	12,090	(5,774)	29,028	21,386
API	(5,409)	3,752	433	20,475
Other	2,353	809	7,680	7,030
Unallocated expenses	(9,569)	(10,513)	(23,311)	(23,901)
Write-off of in-process R&D	-	-	(279)	(2,786)
Total	$55,524	$40,379	$247,307	$194,858

*All information based on continuing operations.

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Fourth Quarter			Fiscal Year
	2009	2008	% Change	2009	2008	% Change

Net sales	$508,209	$474,282	7%	$2,006,862	$1,729,921	16%

Reported gross profit	$163,853	$135,093	21%	$595,997	$517,728	15%
Inventory step-up - Unico	-	-		1,062	-
Inventory step-up - Diba	-	-		1,503	-
Inventory step-up - JB Labs	-	-		358	-
Inventory step-up - Galpharm	-	2,878		-	5,756
Impairment of fixed assets	-	-		1,600	-
Impairment of intangible asset	-	10,346		-	10,346
Adjusted gross profit	$163,853	$148,317	10%	$600,520	$533,830	12%
Adjusted gross profit %	32.2%	31.3%		29.9%	30.9%

Reported operating expenses	$108,329	$94,714	14%	$348,690	$322,870	8%
Loss on asset exchange	-	-		(639)	-
Restructuring costs - Germany	(14,647)	-		(14,647)	-
Restructuring costs - West Coast	-	(143)		-	(491)
Restructuring costs - United Kingdom	-	(1,821)		-	(1,821)
Adjusted operating expenses	$93,682	$92,750	1%	$333,404	$320,558	4%
Adjusted operating expenses %	18.4%	19.6%		16.6%	18.5%

Reported operating income	$55,524	$40,379	38%	$247,307	$194,858	27%
Inventory step-up - Unico	-	-		1,062	-
Inventory step-up - Diba	-	-		1,503	-
Inventory step-up - JB Labs	-	-		358	-
Inventory step-up - Galpharm	-	2,878		-	5,756
Impairment of fixed assets	-	-		1,600	-
Impairment of intangible asset	-	10,346		-	10,346
Loss on asset exchange	-	-		639	-
Restructuring costs - Germany	14,647	-		14,647	-
Restructuring costs - West Coast	-	143		-	491
Restructuring costs - United Kingdom	-	1,821		-	1,821
Write-off of in-process R&D - Diba acquisition	-	-		279	-
Write-off of in-process R&D - Galpharm acquisition	-	-		-	2,786
Adjusted operating income	$70,171	$55,567	26%	$267,395	$216,058	24%
Adjusted operating income %	13.8%	11.7%		13.3%	12.5%

Reported income from continuing operations	$32,280	$32,160	0%	$141,098	$140,197	1%
Inventory step-up - Unico (5)	-	-		645	-
Inventory step-up - Diba (1)	-	-		1,082	-
Inventory step-up - JB Labs (2)	-	-		229	-
Inventory step-up - Galpharm (1)	-	2,072		-	4,144
Impairment of fixed assets (4)	-	-		992	-
Impairment of intangible asset (3)	-	6,518		-	6,518
Investment impairment (6)	-	-		15,104	-
Loss on asset exchange (6)	-	-		639	-
Restructuring costs - Germany (6)	14,647	-		14,647	-
Restructuring costs - West Coast (3)	-	90		-	309
Restructuring costs - United Kingdom (1)	-	1,311		-	1,311
Write-off of in-process R&D - Diba acquisition (1)	-	-		201	-
Write-off of in-process R&D - Galpharm acquisition (1)	-	-		-	2,006
Adjusted income from continuing operations	$46,927	$42,151	11%	$174,637	$154,485	13%

Diluted earnings per share from continuing operations
Reported	$0.35	$0.34	2%	$1.51	$1.47	2%
Adjusted	$0.50	$0.44	13%	$1.87	$1.62	15%

Diluted weighted average shares outstanding	93,290	95,076		93,629	95,210

(1)	Net of taxes at 28%
(2)	Net of taxes at 36%
(3)	Net of taxes at 37%
(4)	Net of taxes at 38%
(5)	Net of taxes at 39.3%
(6)	No tax impact

*All information based on continuing operations.

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Fourth Quarter			Fiscal Year
	2009	2008	% Change	2009	2008	% Change
Consumer Healthcare
Net sales	$407,009	$374,645	9%	$1,638,770	$1,336,140	23%

Reported gross profit	$119,782	$111,037	8%	$460,133	$377,765	22%
Inventory step-up - Unico	-	-		1,062	-
Inventory step-up - Diba	-	-		1,503	-
Inventory step-up - JB Labs	-	-		358	-
Inventory step-up - Galpharm	-	2,878		-	5,756
Impairment of fixed assets	-	-		1,600	-
Adjusted gross profit	$119,782	$113,915	5%	$464,656	$383,521	21%
Adjusted gross profit %	29.4%	30.4%		28.4%	28.7%

Reported operating expenses	$63,725	$58,932	8%	$226,379	$205,111	10%
Loss on asset exchange	-	-		(639)	-
Restructuring costs - West Coast	-	(143)		-	(491)
Restructuring costs - United Kingdom	-	(1,821)		-	(1,821)
Adjusted operating expenses	$63,725	$56,968	12%	$225,740	$202,799	11%
Adjusted operating expenses %	15.7%	15.2%		13.8%	15.2%

Reported operating income	$56,059	$52,105	8%	$233,756	$172,654	35%
Inventory step-up - Unico	-	-		1,062	-
Inventory step-up - Diba	-	-		1,503	-
Inventory step-up - JB Labs	-	-		358	-
Inventory step-up - Galpharm	-	2,878		-	5,756
Impairment of fixed assets	-	-		1,600	-
Loss on asset exchange	-	-		639	-
Restructuring costs - West Coast	-	143		-	491
Restructuring costs - United Kingdom	-	1,821		-	1,821
Adjusted operating income	$56,059	$56,947	-2%	$238,918	$180,722	32%
Adjusted operating income %	13.8%	15.2%		14.6%	13.5%

Rx Pharmaceuticals
Net sales	$48,840	$38,425	27%	$164,163	$161,271	2%

Reported gross profit	$21,010	$3,969		$63,801	$58,622	9%
Impairment of intangible asset	-	10,346		-	10,346
Adjusted gross profit	$21,010	$14,315	47%	$63,801	$68,968	-7%
Adjusted gross profit %	43.0%	37.3%		38.9%	42.8%

Reported operating income (loss)	$12,090	$(5,774)	-309%	$29,028	$21,386	36%
Impairment of intangible asset	-	10,346		-	10,346
Adjusted operating income	$12,090	$4,572	164%	$29,028	$31,732	-9%
Adjusted operating income %	24.8%	11.9%		17.7%	19.7%

API
Net sales	$38,940	$38,313	2%	$136,002	$149,553	-9%

Reported operating expenses	$22,529	$9,678		$47,124	$34,717	36%
Restructuring costs - Germany	(14,647)	-		(14,647)	-
Adjusted operating expenses	$7,882	$9,678	-19%	$32,477	$34,717	-6%
Adjusted operating expenses %	20.2%	25.3%		23.9%	23.2%

Reported operating income (loss)	$(5,409)	$3,752	-244%	$433	$20,475	-98%
Restructuring costs - Germany	14,647	-		14,647	-
Adjusted operating income	$9,238	$3,752	146%	$15,080	$20,475	-26%
Adjusted operating income %	23.7%	9.8%		11.1%	13.7%

Unallocated
Reported operating loss	$(9,569)	$(10,513)	-9%	$(23,590)	$(26,687)	-12%
Write-off of in-process R&D - Diba acquisition	-	-		279	-
Write-off of in-process R&D - Galpharm acquisition	-	-		-	2,786
Adjusted operating loss	$(9,569)	$(10,513)	-9%	$(23,311)	$(23,901)	-2%

*All information based on continuing operations.

Table III
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Fourth Quarter		Adjustment -		Adjustment - Intangible		Fourth Quarter
	Reported Cost of Sales		Inventory Step-Up		Asset Impairment		Adjusted Cost of Sales
	2009	2008	2009	2008	2009	2008	2009	2008	% Change
Segments
Consumer Healthcare	$287,226	$263,607	$-	$(2,878)	$-	$-	$287,226	$260,729	10%
Rx Pharmaceuticals	27,829	34,456	-	-	-	(10,346)	27,829	24,110	15%
API	21,820	24,884	-	-	-	-	21,820	24,884	-12%
Other	7,481	16,242	-	-	-	-	7,481	16,242	-54%
Total	$344,356	$339,189	$-	$(2,878)	$-	$(10,346)	$344,356	$325,965	6%

*All information based on continuing operations.